                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)     March 27, 1995
                                                -------------------------------



          A M C A S T   I N D U S T R I A L   C O R P O R A T I O N
          ---------------------------------------------------------
            (Exact name of registrant as specified in its charter)



           Ohio                         0-947                31-0258080
--------------------------------------------------------------------------------
(State of other jurisdiction         (Commission           (IRS Employer
      of incorporation)              File Number)           Identification No.)




7887 Washington Village Drive, Dayton, Ohio                       45459
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)




                           (Area Code 513) 291-7000
          ----------------------------------------------------------
             (Registrant's telephone number, including area code)




___________________________________________________________________________
(Former name, former address and former fiscal year, if changed since last report)

Amcast Industrial Corporation
SEC Form 8-K Filing
March 24, 1995




Item 5.      Other Events
-------------------------

On March 23, 1995, Amcast Industrial Corporation issued the following press release, attached as pages three and four of this filing.








Signatures
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Amcast Industrial Corporation
-----------------------------
(Registrant)





/s/Denis G. Daly
-----------------------------
Denis G. Daly
Vice President, Legal Affairs
and Secretary




March 27, 1995
-----------------------------
(Date)

[AMCAST INDUSTRIAL CORPORATION LOGO]


NEWS RELEASE

                                                March 23, 1995



                    SHUEY SUCCEEDS LADEHOFF AS AMCAST CEO


Dayton, Ohio...(NYSE/AIZ) Amcast Industrial Corporation announced today that John H. Shuey, president, has been named to the additional post of chief executive officer. He succeeds Leo W. Ladehoff, who will continue as chairman of the board.

Shuey, 49, joined Amcast in 1991 as executive vice president. He was named president in 1993 and became a member of the Board of Directors in 1994. Prior to joining Amcast, he held key executive positions at AM International and The Trane Company. Ladehoff, 63, has been chief executive officer since 1979.

In accepting the appointment, Shuey praised Ladehoff's contributions. "When Leo joined the company in 1978, Amcast, then Dayton Malleable Iron, operated mostly aging iron foundries with very limited future potential. Of the 10 factories operated by Amcast in 1978, only one is operating today. The factories of the past have been replaced by 11 state-of-the-art facilities. Furthermore, of the hundreds of products produced by the company in 1978, only one is still produced today. Leo designed and led the complete transformation of the company into the manufacturing and distribution businesses which are our core businesses today. He provided the leadership that positioned the company in several developing markets that are fundamental to our future success," he said.

Ladehoff said, "I am confident that John Shuey has the right combination of training and experience to aggressively lead and grow Amcast into the next century. The company's future strategy is set and implementation should be initiated by a management that will be in place over the time frame needed to complete it. Our planned succession will enable the company to experience a smooth transition in management as the company moves forward to the new century."



7887 Washington Village Drive * P.O. Box 98 * Dayton, Ohio 45401-0098 * 513/291-7000 * Fax 513/291-7005

Amcast Industrial Corporation
News Release - Page 2 of 2
March 23, 1995





Commenting on the company's future, Shuey said, "I believe that our company is currently in good condition and that its prospects are excellent. Our Engineered Components segment is experiencing substantial growth, earnings in our Flow Control segment are excellent, and both have exciting future prospects. The financial condition of the company remains very strong. I believe we are poised for substantial growth as we go forward."

Currently Amcast is proceeding with the largest capital expenditure program in the company's history. Over the next 18 months, the company expects to invest $70 million in new plant and equipment. Capacity expansions are currently underway at its aluminum wheel facility in Gas City, Indiana, and its valve manufacturing plant in Washington, Pennsylvania. A new manufacturing facility is under construction at Franklin, Indiana, that will house Casting Technology Company, Amcast's 60-percent-owned joint venture with Izumi Industries, Inc. of Japan. Additionally, the company is in the final stages of a location search for a new plant to manufacture aluminum suspension components.





AMCAST INDUSTRIAL CORPORATION IS A LEADING MANUFACTURER OF TECHNOLOGY-INTENSIVE METAL PRODUCTS. ITS TWO BUSINESS SEGMENTS ARE BRAND NAME FLOW CONTROL PRODUCTS MARKETED THROUGH NATIONAL DISTRIBUTION CHANNELS, AND ENGINEERED COMPONENTS FOR ORIGINAL EQUIPMENT MANUFACTURERS. THE COMPANY SERVES FOUR MAJOR SECTORS OF THE
ECONOMY:  CONSTRUCTION, AUTOMOTIVE, INDUSTRIAL, AND AVIATION/DEFENSE.



    7887 Washington Village Drive * P.O. Box 98 * Dayton, Ohio 45401-0098